Exhibit 10.2

Millennium Pharmaceuticals, Inc. has entered into an agreement on substantially the terms set forth in the attached agreement with each of the below-named executive officers of Millennium, on the dates indicated.

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NAME OF EXECUTIVE OFFICER      DATE OF EXECUTION
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Joseph B. Bolen                June 19, 2007
Marsha H. Fanucci              August 6, 2004
Anna Protopapas                May 25, 2006
Nancy Simonian                 June 22, 2007
Peter Smith                    June 19,2007
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

DATE

NAME
ADDRESS


Dear          :

This letter documents the agreement between you and Millennium Pharmaceuticals, Inc. ("Millennium" or the "Company"), made in consideration of continued employment by you and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, concerning the terms of a severance payment payable to you under certain conditions as described below.

1. In the event that your employment is terminated by Millennium other than for Justifiable Cause (as defined below), Millennium will pay you a severance payment (the "Severance Payment") equal to twelve (12) months' base salary, at your then current rate of pay. The Severance Payment will be payable periodically in accordance with Millennium's payroll procedures as then in effect, commencing with the first payroll period following termination of employment. In the event your employment is terminated by Millennium for Justifiable Cause or voluntarily by you, you will not be entitled to any Severance Payment.

2. "Justifiable Cause" shall mean the occurrence of any of the following events: (i) your conviction of, or plea of nolo contendere with respect to a felony or a crime involving moral turpitude, (ii) your commission of an act of personal dishonesty or breach of fiduciary duty involving personal profit in connection with the Company, (iii) your commission of an act, or failure to act, which the Board of Directors of the Company shall reasonably have found to have involved willful misconduct or gross negligence on your part, in the conduct of your duties as an employee of the Company, (iv) habitual absenteeism, alcoholism or drug dependence on your part which interferes with the performance of your duties as an employee of the Company, (v) your willful and material failure or refusal to perform your services as an employee of the Company, (vi) any material breach by you to fulfill the terms and conditions under which you are employed by the Company, or
         (viii) your willful and material failure or refusal to carry out a direct request of the Board of Directors or Chief Executive Officer.
         In the event that Millennium terminates your employment for Justifiable Cause, Millennium will provide you with a statement of the basis for such termination and an opportunity to respond thereto.

3. The payment to you of the amounts payable under Paragraph 1 shall be conditioned upon the execution by you of a release in the form provided by the Company and shall constitute your sole remedy in the event of your termination of employment in the circumstances set forth in Paragraph 1.

4. This agreement may be amended or modified only by a written instrument executed by you and Millennium. This agreement will be interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts.

5. Any notice delivered under this agreement shall be deemed duly delivered when personally delivered, or four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next-business day delivery via a reputable nationwide overnight courier service to the Company at 40 Landsdowne Street, Cambridge, MA 02139, Attn: Vice President of Human Resources, or to you at your address as listed above. Either party may change the address to which notices are to be delivered by giving notice of such change to the other party in the manner set forth in this paragraph.

6. This agreement constitutes the entire agreement between the parties with respect to the subject matters hereof, and supersedes all prior agreements and understandings, whether written or oral, with respect to such subject matters.

7. This agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged, or which may succeed to the Company's assets or business, provided, however, that your obligations to the Company are personal and shall not be assigned.

Please acknowledge your agreement by countersigning this letter below.

                                            Sincerely,

                                            MILLENNIUM PHARMACEUTICALS, INC.

                                            By: SIGNATURE
                                                NAME
                                                TITLE


AGREED TO:

SIGNATURE
NAME

Dated: DATE